UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2006

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On June 28, 2006, Equity Residential, through certain direct and indirect subsidiaries (each such subsidiary, collectively with ERP Operating Limited Partnership, the “Seller”), entered into various purchase and sale agreements to sell its Lexford housing division to affiliates of Empire Group Holdings LLC, a privately held company based in Montvale, New Jersey (collectively, the “Buyer”) for a total cash purchase price of $1,086,000,000. The transaction involves the sale of 289 properties, all built between 1976 and 1989, with 27,115 apartment units located in 10 states, together with the assets of the Lexford property management company with approximately 800 employees. The terms of the transaction are set forth in separate purchase and sale agreements between the respective buyers and sellers dated as of June 28, 2006 (collectively, the “Purchase Agreement”) providing for: (i) the sale of equity interests in entities which directly or indirectly own property owning entities; (ii) the direct sale by deed of individual properties; and (iii) the sale of the assets of the Lexford property management company. The purchase price, which will be paid in cash at closing, and other terms of the transaction were determined through arms length negotiations between the parties. The Seller will pay all indebtedness secured by the properties on or prior to closing.

While the closing of the transaction contemplated by the Purchase Agreement is subject to the satisfaction of customary closing conditions, the transaction is not contingent on receipt of financing by the Buyer or subject to any due diligence contingencies. There can be no assurance that the closing conditions will be met or that the transaction will be consummated. The Buyer has deposited in escrow a nonrefundable earnest money cash deposit of $40 million. The parties to the Purchase Agreement anticipate that the closing of the transaction will occur in the fourth quarter of 2006. Neither the Seller nor any of its affiliates have a material relationship with the Buyer.

The forward-looking statements contained in this report are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential management believes the assumptions underlying its forward-looking statements are reasonable, such information is subject to uncertainties and may involve certain risks, many of which are difficult to predict and beyond management’s control. As such, these statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 7.01            Regulation FD Disclosure.

On June 28, 2006, Equity Residential issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity Residential under the Securities Act of 1933, and amended.

Item 9.01            Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press release dated as of June 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: June 28, 2006		By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President, General Counsel and Secretary

EQUITY RESIDENTIAL

Date: June 28, 2006		By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated as of June 28, 2006